1

                         FRANKLIN CUSTODIAN FUNDS, INC.

                              MANAGEMENT AGREEMENT


THIS MANAGEMENT AGREEMENT made between FRANKLIN CUSTODIAN FUNDS, INC., a Maryland Corporation ("Custodian Funds") on behalf of the Growth Series (the "Fund") and FRANKLIN INVESTMENT ADVISORY SERVICES, INC., a Connecticut corporation (the "Manager").

WHEREAS, Custodian Funds has been organized and operates as an investment company registered under the Investment Company Act of 1940 (the "1940 Act") for the purpose of investing and reinvesting its assets in securities, as set forth in its Articles of Incorporation, its By-Laws and its Registration Statements under the 1940 Act and the Securities Act of 1933, all as heretofore and hereafter amended and supplemented; and

WHEREAS, Custodian Funds desires to avail itself of the services, information, advice, assistance and facilities of an investment manager and to have an investment manager perform for its various management, statistical, research, investment advisory and other services; and,

WHEREAS, the Manager is registered as an investment adviser under the Investment Advisers Act of 1940, is engaged in the business of rendering management, investment advisory, counselling and supervisory services to investment companies and other investment counselling clients, and desires to provide these services to the Fund.

NOW THEREFORE, in consideration of the terms and conditions hereinafter set forth, it is mutually agreed as follows:

 1. EMPLOYMENT OF THE MANAGER. Custodian Funds hereby employs the Manager to manage the investment and reinvestment of the Fund's assets and to administer its affairs, subject to the direction of the Board of Directors and the officers of Custodian Funds, for the period and on the terms hereinafter set forth. The Manager hereby accepts such employment and agrees during such period to render the services and to assume the obligations herein set forth for the compensation herein provided. The Manager shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized (whether herein or otherwise), have no authority to act for or represent the Fund or Custodian Funds in any way or otherwise be deemed an agent of the Fund or Custodian Funds.

2. OBLIGATIONS OF AND SERVICES TO BE PROVIDED BY THE MANAGER. The Manager undertakes to provide the services hereinafter set forth and to assume the following obligations:

A.    ADMINISTRATIVE  SERVICES.  The Manager shall  furnish to the Fund adequate
     (i) office space, which may be space within the offices of the Manager or in such other place as may be agreed upon from time to time,(ii) office furnishings, facilities and equipment as may be reasonably required for managing the corporate affairs and conducting the business of the Fund, including complying with the corporate and securities reporting requirements of the United States and the various states in which the Fund does business, conducting correspondence and other communications with the shareholders of the Fund, maintaining all internal bookkeeping, accounting and auditing services and records in connection with the Fund's investment and business activities, and computing net asset value. The Manager shall employ or provide and compensate the executive, secretarial and clerical personnel necessary to provide such services. The Manager shall also compensate all officers and employees of Custodian Funds who are officers or employees of the Manager or its affiliates.

B.   INVESTMENT MANAGEMENT SERVICES.

(a) The Manager shall manage the Fund's assets and portfolio subject to and in accordance with the investment objectives and policies of the Fund and any directions which Custodian Funds' Board of Directors may issue from time to time. In pursuance of the foregoing, the Manager shall make all determinations with respect to the investment of the Fund's assets and the purchase and sale of portfolio securities, and shall take such steps as may be necessary to implement the same. Such determinations and services shall include determining the manner in which any voting rights, rights to consent to corporate action and any other rights pertaining to the Fund's investment securities shall be exercised. The Manager shall render or cause to be rendered regular reports to Custodian Funds, at regular meetings of its Board of Directors and at such other times as may be reasonably requested by Custodian Funds' Board of Directors, of (i) the decisions which it has made with respect to the investment of the Fund's assets and the purchase and sale of its investment securities, (ii) the reasons for such decisions and (iii) the extent to which those decisions have been implemented.

(b) The Manager, subject to and in accordance with any directions which Custodian Funds' Board of Directors may issue from time to time, shall place, in the name of the Fund, orders for the execution of the Fund's securities transactions. When placing such orders the Manager shall seek to obtain the best net price and execution for the Fund, but this requirement shall not be deemed to obligate the Manager to place any order solely on the basis of obtaining the lowest commission rate if the other standards set forth in this Paragraph have been satisfied. The parties recognize that there are likely to be many cases in which different brokers or dealers are equally able to provide such best price and execution and that, in selecting among such brokers and dealers with respect to particular trades, it is desirable to choose those brokers or dealers who furnish research, statistical quotations and other information to the Fund and the Manager in accord with the standards set forth below. Moreover, to the extent that it continues to be lawful to do so and so long as the Board of Directors determines that the Fund will benefit, directly or indirectly, by doing so, the Manager may place orders with a broker who charges a commission for that transaction which is in excess of the amount of commission that another broker would have charged for effecting that transaction, provided that the excess commission is reasonable in relation to the value of "brokerage and research services" (as defined in Section 28(e)(3) of the Securities Exchange Act of 1934) provided by that broker.

     Accordingly, the Fund and the Manager agree that the Manager shall select brokers for the execution of the Fund's portfolio transactions from among:

    (i) Those brokers and dealers who provide quotations and other services to the Fund, specifically including the quotations necessary to determine the Fund's net assets, in such amount of total brokerage as may reasonably be required in light of such services; and

    (ii) Those brokers and dealers who supply research, statistical and other data to the Manager or its affiliates which the Manager and its affiliates may lawfully and appropriately use in their investment advisory capacities, which relate directly to securities, actual or potential, of the Fund, or which place the Manager in a better position to make decisions in connection with the management of the Fund's assets and portfolio, whether or not such data may also be useful to the Manager and its affiliates in managing other portfolios or advising other clients, in such amount of total brokerage as may reasonably be required.

         Provided that Custodian Funds' officers are satisfied that the best execution is obtained, the sale of shares of the Fund may also be considered as a factor in the selection of broker-dealers to execute the Fund's portfolio transactions.

         (c) It is acknowledged that the Manager may contract with one or more firms to undertake some or all of the manager's investment management services as set forth herein pursuant to an agreement which is subject to substantially the same provisions as contained in paragraphs 6 and 7 herein.

        (d)  When the  Manager  has  determined  that the Fund  should  tender securities pursuant to a "tender offer solicitation," Franklin/Templeton Distributors, Inc. ("Distributors") shall be designated as the "tendering dealer" so long as it is legally permitted to act in such capacity under the federal securities laws and rules thereunder and the rules of any securities exchange or association of which Distributors may be a member. Neither the Manager nor Distributors shall be obligated to make any additional commitments of capital, expense or personnel beyond that already committed (other than normal periodic fees or payments necessary to maintain its corporate existence and membership in the National Association of Securities Dealers, Inc.) as of the date of this Agreement. This Agreement shall not obligate the Manager or Distributors (i) to act pursuant to the foregoing requirement under any circumstances in which they might reasonably believe that liability might be imposed upon them as a result of so acting, or (ii) to institute legal or other proceedings to collect fees which may be considered to be due from others to it as a result of such a tender, unless Custodian Funds on behalf of the Fund shall enter into an agreement with the Manager and/or Distributors to reimburse them for all such expenses connected with attempting to collect such fees, including legal fees and expenses and that portion of the compensation due to their employees which is attributable to the time involved in attempting to collect such fees.

        (e) The Manager shall render regular reports to Custodian Funds, not more frequently than quarterly, of how much total brokerage business has been placed by the Manager, on behalf of the Fund, with brokers falling into each of the categories referred to above and the manner in which the allocation has been accomplished.

        (f) The Manager agrees that no investment decision will be made or influenced by a desire to provide brokerage for allocation in accordance with the foregoing, and that the right to make such allocation of brokerage shall not interfere with the Manager's paramount duty to obtain the best net price and execution for the Fund.

C. PROVISION OF INFORMATION NECESSARY FOR PREPARATION OF SECURITIES REGISTRATION STATEMENTS, AMENDMENTS AND OTHER MATERIALS. The Manager, its officers and employees will make available and provide accounting and statistical information required by the Fund in the preparation of registration statements, reports and other documents required by federal and state securities laws and with such information as the Fund may reasonably request for use in the preparation of such documents or of other materials necessary or helpful for the underwriting and distribution of the Fund's shares.

D. OTHER OBLIGATIONS AND SERVICES. The Manager shall make its officers and employees available to the Board of Directors and officers of Custodian Funds for consultation and discussions regarding the administration and management of the Fund and its investment activities.

3. EXPENSES OF THE FUND. It is understood that the Fund will pay all of its own expenses other than those expressly assumed by the Manager herein, which expenses payable by the Fund shall include:

A.  Fees and expenses paid to the Manager as provided herein;

B.  Expenses of all audits by independent public accountants;

C. Expenses of transfer agent, registrar, custodian, dividend disbursing agent and shareholder record-keeping services;

D. Expenses of obtaining quotations for calculating the value of the Fund's net assets;

E. Salaries and other compensations of executive officers of Custodian Funds who are not officers, directors, stockholders or employees of the Manager;

F.  Taxes levied against the Fund;

G. Brokerage fees and commissions in connection with the purchase and sale of securities for the Fund;

H.  Costs, including the interest expense, of borrowing money;

I. Costs incident to meetings of the Board of Directors and shareholders of the Fund, reports to the Fund's shareholders, the filing of reports with regulatory bodies and the maintenance of the Fund's corporate existence;

J. Legal fees, including the legal fees related to the registration and continued qualification of the Fund shares for sale;

K.  Costs of printing stock certificates representing shares of the Fund;

L. Directors' fees and expenses to directors who are not directors, officers, employees or stockholders of the Manager or any of its affiliates; and

M.  Its pro rata portion of the fidelity bond insurance premium.

4. COMPENSATION OF THE MANAGER. The Fund shall pay a monthly management fee in cash to the Manager based upon a percentage of the value of the Fund's net assets, calculated as set forth below, as compensation for the services rendered and obligations assumed by the Manager during the preceding month, on the first business day of the month in each year. The initial management fee under this Agreement shall be payable on the first business day of the first month following the effective date of this Agreement, and shall be reduced by the amount of any advance payments made by the Fund relating to the previous month.

A. For purposes of calculating such fee, the value of the net assets of the Fund shall be the net assets computed as of the close of business on the last business day of the month preceding the month in which the payment is being made, determined in the same manner as the Fund uses to compute the value of its net assets in connection with the determination of the net asset value of Fund shares, all as set forth more fully in the Fund's current prospectus and statement of additional information. The rate of the monthly management fee shall be as follows:

         5/96 of 1% of the value of net assets up to and including $100,000,000; and

         1/24 of 1% of the value of net assets over $100,000,000 and not over $250,000,000; and

         9/240 of 1% of the value of net assets over $250,000,000 and not over $10,000,000,000; and

         11/300 of 1% of the value of net assets over $10 billion and not over $12.5 billion; and

         7/200 of 1% of the value of net assets over $12.5 billion and not over $15 billion; and

         1/30 of 1% of the value of net assets over $15 billion and not over $17.5 billion; and

         19/100 of 1% of the value of net assets over $17.5 billion and not over $20 billion; and

         3/100 of 1% of the value of net assets in excess of $20 billion.

B. The Management fee payable by the Fund shall be reduced or eliminated to the extent that Distributors has actually received cash payments of tender offer solicitation fees less certain costs and expenses incurred in connection therewith; and to the extent necessary to comply with the limitations on expenses which may be borne by the Fund as set forth in the laws, regulations and administrative interpretations of those states in which the Fund's shares are registered. The Manager may, from time to time, voluntarily reduce or waive any management fee due to it hereunder.

C. If this Agreement is terminated prior to the end of any month, the monthly management fee shall be prorated for the portion of any month in which this Agreement is in effect which is not a complete month according to the proportion which the number of calendar days in the fiscal quarter during which the Agreement is in effect bears to the number of calendar days in the month, and shall be payable within 10 days after the date of termination.

5. ACTIVITIES OF THE MANAGER. The services of the Manager to the Fund hereunder are not to be deemed exclusive, and the Manager and any of its affiliates shall be free to render similar services to others. Subject to and in accordance with the Articles of Incorporation and By-Laws of Custodian Funds and to Section 10(a) of the 1940 Act, it is understood that directors, officers, agents and stockholders of Custodian Funds are or may be interested in the Manager or its affiliates as directors, officers, agents or stockholders, and that directors, officers, agents or stockholders of the Manager or its affiliates are or may be interested in Custodian Funds as directors, officers, agents, stockholders or otherwise, that the Manager or its affiliates may be interested in the Fund as stockholders or otherwise; and that the effect of any such interests shall be governed by said Articles of Incorporation, the By-Laws and the 1940 Act.

6. LIABILITIES OF THE MANAGER.

A. In the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties hereunder on the part of the Manager, the Manager shall not be subject to liability to Custodian Funds or the Fund or to any shareholder of the Fund for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security by the Fund.

B. Notwithstanding the foregoing, the Manager agrees to reimburse the Fund for any and all costs, expenses, and counsel and directors' fees reasonably incurred by the Fund in the preparation, printing and distribution of proxy statements, amendments to its Registration Statement, holdings of meetings of its shareholders or directors, the conduct of factual investigations, any legal or administrative proceedings (including any applications for exemptions or determinations by the Securities and Exchange Commission) which the Fund incurs as the result of action or inaction of the Manager or any of its affiliates or any of their officers, directors, employees or shareholders where the action or inaction necessitating such expenditures
     (i) is directly or indirectly related to any transaction or proposed transaction in the shares or control of the Manager or its affiliates (or litigation related to any pending or proposed or future transaction in such shares or control) which shall have been undertaken without the prior, express approval of Custodian Funds' Board of Directors; or, (ii) is within the control of the Manager or any of its affiliates or any of their officers, directors, employees or shareholders. The Manager shall not be obligated pursuant to the provisions of this Subparagraph 6(B), to reimburse the Fund for any expenditures related to the institution of an administrative proceeding or civil litigation by the Fund or a Fund shareholder seeking to recover all or a portion of the proceeds derived by any shareholder of the Manager any of its affiliates from the sale of his shares of the Manager, or similar matters. So long as this Agreement is in effect the Manager shall pay to the Fund the amount due for expenses subject to this Subparagraph 6(B) within 30 days after a bill or statement has been received by the Manager therefore. This provision shall not be deemed to be a waiver of any claim the Fund may have or may assert against the Manager or others for costs, expenses or damages heretofore incurred by the Fund or for costs, expenses or damages the Fund may hereafter incur which are not reimbursable to it hereunder.

C. No provision of this Agreement shall be construed to protect any director or officer of Custodian Funds, or director or officer of the Manager, from liability in violation of Sections 17(h) and (i) of the 1940 Act.

7.  RENEWAL AND TERMINATION.

A. This Agreement shall become effective on the date written below and shall continue in effect for two (2) years thereafter, unless sooner terminated as hereinafter provided and shall continue in effect thereafter for periods not exceeding one (1) year so long as such continuation is approved at least annually (i) by a vote of a majority of the outstanding voting securities of the Fund or by a vote of the Board of Directors of Custodian Funds, and (ii) by a vote of a majority of the directors of Custodian Funds who are not parties to the Agreement or interested persons of any parties to the Agreement (other than as Directors of Custodian Funds) cast in person at a meeting called for the purpose of voting on the Agreement.

B.  This Agreement.

     (i) may at any time be terminated without the payment of any penalty either by vote of the Board of Directors of Custodian Funds or by vote of a majority of the outstanding voting securities of the Fund, on 30 days' written notice to the Manager;

     (ii) shall immediately terminate in the event of its assignment; and

    (iii) may be terminated by the Manager on 30 days' written notice to the Fund.

C. As used in this Paragraph the terms "assignment," "interested person" and "vote of a majority of the outstanding voting securities" shall have the meanings set forth for any such terms in the 1940 Act.

D. Any notice under this Agreement shall be given in writing addressed and delivered, or mailed postage-paid, to the other party at any office of such party.


8. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of July 1, 1997.



FRANKLIN CUSTODIAN FUNDS, INC.
on behalf of the Growth Series


By      /s/Harmon E. Burns
        Harmon E. Burns
        Vice President



FRANKLIN INVESTMENT ADVISORY SERVICES, INC.


BY       /s/Deborah R. Gatzek
         Deborah R. Gatzek
         Vice President &
         Assistant Secretary